Exhibit 99.1

FOR IMMEDIATE RELEASE

COMPANY CONTACT:

Judy Davies, Vice President of Marketing Communications

+1 408-864-7549

judy.davies@verigy.com

Advantest’s Proposed Acquisition of Verigy Receives Department of Justice Clearance

CUPERTINO, CA – June 10, 2011 – Verigy (NASDAQ: VRGY) a premier semiconductor test company, announced today that it has received notice from the United States Department of Justice, Antitrust Division, of the termination of the waiting period under the Hart-Scott-Rodino (HSR) Act with respect to Advantest’s proposed acquisition of Verigy. Verigy’s shareholder meeting is scheduled for Friday, June 17, 2011. Verigy also announced today that the waiting period for regulatory review in Taiwan has expired.

On March 28, 2011, Advantest and Verigy entered into a definitive agreement which Advantest would acquire all outstanding Verigy ordinary shares for US$15.00 per share in cash (the “Transaction”). The total acquisition price would be approximately US$1.1 billion (approximately ¥ 90.9 billion (based on the exchange rate US$1 = ¥81)). Advantest’s $15.00 per share cash offer represents a premium of approximately 64 percent to Verigy’s closing stock price on December 3, 2010, the day prior to Verigy’s announcement that it had received an offer from Advantest.

About Verigy

Verigy provides advanced semiconductor test systems and solutions used by leading companies worldwide in design validation, characterization, and high-volume manufacturing test. Verigy offers scalable platforms for a wide range of system-on-chip (SOC) test solutions, and memory test solutions for Flash, DRAM including high-speed memories, as well as multi-chip packages (MCP). Verigy also provides advanced analysis tools that accelerate design debug and yield ramp processes. Additional information about Verigy can be found at www.verigy.com.

Additional Information and Where You Can Find It

In connection with the Transaction, Verigy filed a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”) on May 20, 2011 and expects to hold a special court meeting of shareholders on June 17, 2011 to approve the Transaction. The proxy statement was mailed to shareholders of record beginning on May 25, 2011. Investors and shareholders of Verigy are urged to read the proxy statement because it contains important information about Verigy and the Transaction. The proxy statement, and any other documents filed by Advantest or Verigy with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the SEC by Advantest by contacting Advantest Investor Relations Section by e-mail at satsuki.tsuruta@jp.advantest.com or by telephone at (813) 214-7570, or filed with the SEC by Verigy by contacting Verigy Investor Relations by e-mail at annie@streetsmartir.com or by telephone at (415) 775-1788. Investors and shareholders are urged to read the proxy statement and the other relevant materials before making any decision with respect to the Transaction.

Each of Advantest, Verigy and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Verigy shareholders in favor of the Transaction. Information regarding Advantest’s directors and executive officers who may be considered to be participants is available in the Schedule 14A filed with the SEC by Advantest on March 22, 2011. Information about the directors and executive officers of Verigy and their respective interests in the proposed transaction is available in the definitive proxy statement filed by Verigy on May 20, 2011. As of May

16, 2011, Verigy’s directors and executive officers beneficially owned approximately 2,066,651 shares, or 3.3 percent, of Verigy’s ordinary shares. These documents are available free of charge at the SEC’s website at www.sec.gov and from Advantest and Verigy at the e-mail addresses and phone numbers listed above.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that may be deemed to be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on Advantest, Verigy and their respective Boards of Directors’ current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in these statements. These statements include statements regarding the expected benefits and costs of the transaction, the plans, strategies and objectives of management for future operations, and the expected closing of the proposed transaction. Any statements that are not statements of historical fact (including statements containing the words “believes,” “should,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: failure of the Verigy shareholders to approve the proposed transaction; failure of the parties to obtain required antitrust clearances or required third party consents or to satisfy other conditions to closing; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies from the Advantest and Verigy transaction; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of Advantest and Verigy generally, including those set forth in the filings of Advantest and Verigy with the SEC, especially in the “Risk Factors” section of Advantest’s annual reports on Form 20-F and its Report of Foreign Private Issuer on Form 6-K, and the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Verigy’s annual reports on Form 10-K and quarterly reports on Form 10-Q and its current reports on Form 8-K, as well as other SEC filings. Advantest and Verigy are under no obligation to (and expressly disclaim any such obligation to) update or alter any forward-looking statements as a result of developments occurring after the date of this press release.

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